Exhibit 10(g)

                       CONTRACTOR LICENSE AGREEMENT

      This CONTRACTOR LICENSE AGREEMENT is made and entered into as of the 14th day of September 1995 by and between ULTRALINER, INC., a corporation organized and existing under the laws of the State of Alabama (hereinafter referred to as the "Licensor"), and ETS WATER AND WASTE MANAGEMENT, INC. dba STAMIE E. LYTTLE COMPANY, a Virginia corporation, doing business under the laws of Virginia (hereinafter referred to as the "Contractor").

RECITALS:

      WHEREAS, the Licensor has conducted research and development with respect to certain methods, apparatus and materials used in the rehabilitation of water and sewer pipelines by the insertion of a folded PVC alloy pipe liner into the pipeline to be rehabilitated; and
      WHEREAS, the foregoing research and development have resulted in substantial and valuable know-how, inventions and techniques proprietary to the Licensor, and the possession by the Licensor of valuable information with respect thereto; and
      WHEREAS, the Contractor is desirous of gaining knowledge of such inventions, know-how, techniques, and information and an exclusive right and license within and throughout the Territory to use the same together with any Patent Rights, Trademark Rights, and Copyrights relating thereto;
      NOW THEREFORE, in consideration of these recitals and the mutual covenants and undertakings set forth herein, the parties hereto do enter into this agreement.

ARTICLE I - DEFINITIONS

      As employed herein:

      1.01 "Affiliate" shall mean any person or entity controlling, controlled by or under common control with the person or entity referenced.
      1.02 "Apparatus" shall mean and include, but not be limited to, any and all tools, equipment, instruments, machines, and devices, other than the Materials, whether patented or unpatented, developed for use in the practice of the Subject Matter.
      1.03 "Change in Control" shall mean a change of the Contractor occurring after the date of execution of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1914, whether or not the Contractor is then subject to such reporting requirement; provided, however, that without limitation, such a Change in Control shall be deemed to have occurred if any "person" (as defined in Rule 13d-3 under said Act), directly or indirectly, of more than 50% of the outstanding shares of any class or series of securities entitled to elect more than one-half of the board of directors or other governing body of the Contractor.
      1.04 "Commencement Date" means the first day when the Products are received from the manufacturer.
      1.05 "Confidential Material" shall mean the information furnished to a Receiving Party, whether before or after the date hereof, by a Disclosing Party, or acquired, received, developed or learned by a Receiving Party in the course of its relations with a Disclosing Party, or relating to the Subject Matter, the Know-How, the Copyrights or the proprietary plans, policies, business or affairs of a Disclosing Party, including, without
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limitation, data, drawings, materials and other communications concerning any manufacturing or production or other process or any research and development or marketing and/or sales plans or results related to the business of a Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which: (i) becomes or has become generally available to the public other than as a result of a disclosure by a Receiving Party, (ii) was available to a Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by a Disclosing Party, or
(iii) becomes available to a Receiving Party on a non-confidential basis from a source other than a Disclosing Party, provided that such source is not bound by a confidentiality agreement with a Disclosing Party.
      1.06 "Contract Year" means the calendar year with the exception of the first year, which shall commence on 1st of February, 1996, and shall end on the 1st of February, 1997.
      1.07  "Contractor" means ETS WATER AND WASTE MANAGEMENT, INC. dba
STAMIE E. LYTTLE COMPANY.
      1.08 "Copyrights" shall mean and include any and all copyrights at common and/or statutory law within the Territory which relate to plans, brochures, instructions or other means of expression, including, but not limited to, photographs, software, firmware, diagrams and other visual presentations, having to do with the Subject Matter or useful in connection with the commercialization thereof, which the Licensor has, or hereinafter acquires the right to license others.
      1.09 "Cross-over Payment" shall mean the amounts, payable by the Contractor to the Licensor under Sections 3.03 and 3.04 hereof, at the times hereinafter set forth, equivalent to twenty-five percent (25%) of the Gross Product Price of all ULTRALINER, INC. materials shipped outside of the Territory.
      1.10 "Customer(s)" means any public, private, corporate or other legal entity that has been contacted by Contractor, has expressed an interest in the System, Process or Know-how, or that has utilized or benefitted from the use of the System, Process or Know-how.
      1.11 "Disclosing Party" shall mean a party hereto, together with its Affiliates and their respective officers, directors, employees, agents and representatives, disclosing Confidential Material.
      1.12  "Effective Date" means the date of execution of this Agreement.
      1.13 "Gross Product Price" shall mean the price published by Licensor from time-to-time for Product.
      1.14 "Know-how" means any and all most up-to-date confidential, valuable and proprietary information, whether technical, economic or commercial experiences, operating and/or executing techniques and other knowledge and all physical matters such as drawings, specifications, computations, analyses, data, designs, pipe lining installation procedures and the like relating to or in respect of the Process, Equipment, Tools and Material herein defined which are substantially or relevant necessary to enable the Contractor to practice the Process hereinafter defined properly and efficiently to a standard and quality similar to the standard and quality of the internal pipe lining specified by the Licensor and which Licensor now possesses or may possess hereafter during the term of this Agreement.
      1.15 "Licensor" means ULTRALINER, INC. a corporation created under the laws of the State of Alabama, United States of America.
      1.16 "License Fee" shall mean the non-refundable amount as set forth under Section 3.02 hereof, payable by the Contractor to the Licensor upon the execution and delivery of this agreement.
      1.17 "Materials" shall mean and include any and all compositions, products, components and other materials, without limitation, whether patented or unpatented, developed for use in the practice of the Subject Matter and supplied to the Contractor.
      1.18 "Patent Rights" shall mean and include all patents and patent applications relating to the Subject Matter whether owned now or hereafter acquired or controlled by the Licensor.
      1.19 "Performance Objectives" shall mean the minimum lengths of pipeline, identified and segregated by reference to size, proposed to be rehabilitated by the Contractor during the Term, as determined pursuant to
Section 4.03 hereof.
      1.20 "Permitted Uses" shall mean the application, in accordance with the specifications of the Licensor of Product in connection with the repair, rehabilitation or reconstruction of water and sewer pipelines. The Licensor and the Contractor hereby acknowledge and agree that, notwithstanding any other provision of this Agreement, neither the right and license granted under Section 2.01 hereof, nor the Permitted Uses, shall extend to any utilization of the Know-how or the Patent Rights or practice of any inventions relating to the Subject Matter in the manufacture of any Materials.
      1.21 "Process" means the deformed pipe lining technology and process developed by ULTRALINER, INC. for the restoration of repair and rehabilitation of water and sewer (sewage & storm pipelines through the application of pipe lining material manufactured of PVC Alloy materials with all its modifications. The words Process or ULTRALINER PVC ALLOY PIPELINER SYSTEMS (Trademark) shall also mean and include any and all methods, Know-how, methodology and technology which have application to the System and are deemed proprietary and confidential by Licensor.
      1.22 "Product" means deformed pipe lining made or designed in accordance with the system.
      1.23 "Project(s)" means pipe restoration construction projects where the System, Process or Know-how are, or will be used.
      1.24 "System" means ULTRALINER PVC ALLOY (Trademark) deformed pipe lining using the Process developed by ULTRALINER, INC.
      1.25 "Receiving Party" shall mean a party hereto, together with its Affiliates and their respective officers, directors, employees, agents and representatives, receiving Confidential Material.
      1.26 "Restoration" means lining and reopening of pipe at lateral by remote control internal cutter.
      1.27 Subject Matter" shall mean and include all presently existing and subsequently acquired methods. Apparatus and Materials used in the repair, rehabilitation or reconstruction of water and sewer pipelines by using the PRODUCT.
      1.28 "Term" shall mean the period commencing on the date hereof and shall continue for 5 years or the expiration of the last extension, unless sooner terminated as hereinafter provided. For the purposes of the agreement between these parties, the Contractor is hereby granted the right to extend the term for 5 additional years, on the terms and conditions set out in
ARTICLE II hereof.
      1.29 "Territory" shall mean that geographical area lying within the political boundaries of the Counties of Frederick, Clarke, Loudoun, Alexandria, Warren, Fauquier, Prince William, Page, Rappahannock, Madison, Cullpepper, Stafford, King George, Orange, Spotsylvania, Caroline, Essex, Westmoreland, Richmond, Louisa, Hanover, King William, King and Queen, Fluvanna, Goochland, Henrico, New Kent, Cumberland, Powhatan, Amelia, Shenandoah, and Chesterfield, and the cities of Hopewell, Colonial Heights, Richmond, Winchester, and any other cities lying within the geographic boundaries of this territory being a political sub-division of Virginia.
      1.30 "Tools" means any and all special equipment, apparatus or materials used in the Process.
      1.31 "Trademark" means ULTRALINER and ULTRALINER PVC ALLOY PIPELINER and ULTRALINER PVC ALLOY PIPELINER SYSTEM and such other trademarks as may be adopted by Licensor.

      1.32 "Trademark Rights" means certain trademarks, service marks and trade names including, without limitation, the Trademark, which have been adopted and used by ULTRALINER, INC. and which have been promoted and are becoming favorably known to and recognized by the pipe lining industry.
      1.33 "ULTRALINER PVC ALLOY PIPELINER SYSTEM (Trademark)" means a deformed pipe lining system developed by ULTRALINER, INC. for installation in accordance with the specifications of the Process.

ARTICLE II - GRANT OF LICENSE, TERM AND EXTENSION

      2.01  Grant of License.
      (a) In consideration of the License Fee and the other covenants and agreements of the Contractor hereunder, the Licensor hereby grants the Contractor an exclusive right and license within and throughout the Territory during the Term:
            (i) to utilize in the Territory, the Know-how, Equipment, Materials, Tools and the Products to practice the inventions of the Patent Rights relating to the Subject Matter, and to sell and to install products incorporating the Subject Matter to customers of its choice, in each case solely in and for the Permitted Uses but only by Contractor through Contractor's direct employees and not through or by any other entity (such as non-owned installers), unless expressly authorized by Licensor;
            (ii) to use any and all Copyrights only as an adjunct to the practice of such methods and the commercialization thereof as permitted by this Agreement; and
            (iii) subject to Sections 2.02 and 4.04 hereof, to use and display ULTRALINER PVC ALLOY PIPELINER (Trademark) and ULTRALINER PVC ALLOY PIPELINER SYSTEM (Trademark) as a service mark and trademark in connection with each and every aspect of the commercial exploitation of the Subject Matter in the Permitted Uses.
      (b) The exclusivity of the license is subject to and limited by the right heretofore granted by Licensor to John Boatman, personally acting solely through his company, as long as he owns 100% of Boatman Construction Company, to sell and install Product within the Territory.
      (c) In the event the Licensor, in its sole but reasonable discretion, determines that the Subject Matter may be commercialized in the Territory in connection with the repair, rehabilitation or reconstruction of pipelines and other passageways, the Licensor and the Contractor may agree to enter into an agreement to license Contractor to sell and install the Subject Matter for such uses. Without this subsequent agreement, the Licensor and Contractor hereby agree and acknowledge that notwithstanding any other provision of this Agreement, neither the right and license granted under Section 2.01 hereof, nor the Permitted uses, shall extend to any utilization of the Know-how or the Patent Rights or practice of any inventions relating to the Subject Matter in the use, manufacture or promotion of any materials.
      Notwithstanding any other provision contained in this paragraph (b), the Licensor shall not be obligated to commercialize the Subject Matter in any application described under this paragraph.

      2.02  Use of Service Mark and Trademark
      (a) The Contractor hereby acknowledges that, except as described in 2.01(b), only the Licensor or its designated licensees have the right within the Territory to use the name ULTRALINER PVC ALLOY PIPELINER (Trademark) and ULTRALINER PVC ALLOY PIPELINER SYSTEM (Trademark) as a service mark or trademark, and such other trademarks, service marks, trade names and copyrights as may presently exist or be acquired by the Licensor and licensed for use by the Contractor, along with all ancillary signs, symbols or other indicia used in connection or conjunction with said marks. The Contractor further acknowledges that valuable goodwill is attached to all such trademarks, service marks, trade names, and copyrights, and that it will use same in the manner and to the extent specifically licensed by this Agreement. The Licensor, in its sole discretion, has the right itself to operate businesses under said trademarks, service marks, trade names and copyrights and (subject to paragraph (a), (b), and (c) of Section 2.01 hereof) to grant other licenses in, to and under such trademarks, service marks, tradenames and copyrights, on any terms the Licensor deems fit; except for the Permitted Uses in the Territory (and subject, in all respects, to the final sentence of Section 2.03). The Contractor expressly recognizes that any and all goodwill associated with said trademarks, service marks, trade names, and copyrights, including any goodwill which might be deemed to have arisen through the Contractor's activities, inures directly and exclusively to the benefit of the Licensor, except as otherwise provided herein. The Licensor covenants that any subsequent license to a third party (which may be an Affiliate of the Licensor) for ULTRALINER PVC ALLOY PIPELINER (Trademark) application of the Subject Matter in the Territory other than in the Permitted Uses shall provide that any trademarks, service marks, tradenames and copyright covered by such license (which may include ULTRALINER PVC ALLOY PIPELINER (Trademark)) shall be adequately distinctive in form from the trademarks, service marks, tradenames and copyrights licensed hereunder.
      (b) All Apparatus, Materials, letterheads, invoices, advertising signs of all types and printed material utilized by the Contractor in the exercise of its rights under this Agreement shall bear appropriate insignia acknowledging such products Materials or Apparatus as under exclusive license from the Licensor.
      2.03  Rights Reserved to Licensor.
      It is specifically understood and agreed that the grant of this exclusive license for the Territory during the Term is based upon the size and ability of the Contractor to provide and/or exploit the demand for the Subject Matter within the Territory in the Permitted Uses, and the nature and scope of the Territory has been determined accordingly. The Contractor further understands and agrees that the Licensor retains the right to grant exclusive licenses to other Contractors in other territories and to grant exclusive licenses to other parties in the Territory to utilize the Subject Matter for purposes other than in the Permitted Uses. The Licensor reserves the right to vary or otherwise modify the nature and scope of subsequent licenses granted to subsequent licensees to accommodate specific applications, territories, population considerations and other factors. The Contractor acknowledges and agrees that the Licensor shall not be obligated to prevent other of its licensees for the Permitted Uses from exploiting the Subject Matter in the Territory in the Permitted Uses.
      2.04  TERMS AND EXTENSIONS.
      (a) The Term of this Agreement shall commence on the date of this set out in the opening paragraph hereof and shall terminate at midnight on the 1st day of February, 2001, unless the termination date is extended in accordance with the following paragraph.
      (b) The Contractor is granted the right to extend the termination date for five (5) years provided that the Contractor is not in default on any of its obligations to Licensor under the terms hereof or otherwise created and the financial condition of the Contractor to maintain a bonding capacity, is adequate to allow Contractor to perform its obligations hereunder during the extended term.

ARTICLE III - LICENSE FEE AND CROSS-OVER PAYMENT

      3.01  ADEQUACY OF CONSIDERATION
      It is specifically understood and agreed that the License Fee, and the other terms and conditions hereinafter described shall be deemed adequate consideration for the exclusive license defined in Article II above relating to the Territory during the Term.

      3.02  License Fee
      Concurrently with the execution and delivery of this Agreement, the Contractor shall pay to Licensor the amount of $65,000.00 US (Sixty-Five Thousand Dollars US), which shall not be refundable in part or whole at any time after execution of this Agreement.
      3.03  Purchase
      All orders by Contractor for Product shall be only on the terms set out in the Licensor's written acceptance of Contractor's written order.
      3.04  Cross-Over Payment
      (a) The Contractor shall, during the Term, exploit the Subject Matter in the Territory in the Permitted Uses for the mutual benefit of the Contractor, the Licensor, and the customers and potential customers of the Contractor, in order to fulfill the Contractor's obligations under Section
4.03 hereof, and the Contractor shall ensure that the customers of the Contractor are provided such information, warranties, and services by the Contractor as shall assure that such obligations are met. In so exploiting the Subject Matter in the Permitted Uses, the Contractor shall be required to make significant financial investments, necessary for market development, in capital and equipment, in marketing and promotion, and in providing information and services.
      (b) In order to compensate the Licensor's licensees in other territories for the making of such investments, and to induce them to do so, should the Contractor seek to exploit the Subject Matter outside of the Territory in any of the Permitted Uses, whether or not in an area where an exclusive license for such Permitted Uses has been granted by the Licensor, the Contractor shall make an immediate Cross-Over Payment of twenty-five percent (25%) of the Gross Product Price of all Product so exploited outside the Territory. All Cross-Over Payments shall be paid by the Contractor to the Licensor, as agent for the Contractor, who shall in turn promptly pay twenty percent (20%) of such Cross-Over Payment to the Licensee in whose territory the installation was performed, if any. Should the Contractor fail to make a Cross-Over Payment to the Licensor within the time applicable for payment, no further Product will be shipped to the Cross-Over Contractor and such failure shall be a material breach of this Agreement; it being understood and agreed that nothing contained in this Agreement shall obligate the Licensor to take any collection action with respect to any Cross-Over Payment.
      (c) All licenses governing the commercialization of the Subject Matter for the Permitted Uses within the United States of America shall provide for a similar cross-over payment, in the amount of twenty-five percent (25%) of the Gross Product Price for installations utilizing the Subject Matter for any of the Permitted Uses within the Territory, to be paid by the Licensee who commits the cross-over thereunder to the Licensor, as agent for such licensee, who shall in turn promptly pay such cross-over payment to the Contractor into whose Territory the cross-over has been committed, if any, less five percent (5%) deduction.
      (d) Notwithstanding any other provision contained in this Agreement, any utilization of the Subject Matter within the Territory for the Permitted Uses by another licensee of the Licensor shall be attributable to the Contractor for purposes of determining achievement by the Contractor of its Performance Objectives.
      (e) In addition to all other obligations of the Contractor hereinafter set forth, in order to assure top product quality and to meet all products liability and health and safety requirements it shall be the responsibility of the Contractor, should it perform work outside the Territory to assure satisfactory arrangements are made to provide full and complete after-sales service and warranty protection for the job involved, including specifically, but not limited to, the ability to rapidly deploy a repair crew to the site of any such job.

      3.05 Reports and Payments. The Contractor shall submit and deliver to the Licensor separate written reports at the times hereinafter set forth and in such form as may be reasonably required and as may be amended, from time to time by the Licensor as follows:
      (a) No later than one month prior to the commencement of each calendar quarter of the Term, the Contractor shall deliver to the Licensor a report containing the Contractor's forecast of product requirements, in linear feet by diameter, for each month of the immediately following calendar quarter and each of the next two (2) calendar quarters.
      (b) Within three (3) weeks after the end of each calendar quarter of the Term, the Contractor shall deliver to the Licensor a report of work performed by the Contractor utilizing the Subject Matter for the Permitted Uses during such calendar quarter, whether or not invoiced or paid, the total amount invoiced, the Gross Contract Price and terms for the work performed, and any Cross-Over Payment due to the Licensor, as agent for the Contractor, and such other information as the Licensor may reasonably require to enable the Licensor to evaluate computation of any Cross-Over Payments and the Contractor's achievement of the Performance Objectives. Such report shall be accompanied by payment in full of all Cross-Over Payments not paid and due the Licensor, as agent for the Contractor, with respect to such calendar quarter.
      3.06  Default in Payment.
      Should the Contractor fail to pay the License Fee or any Cross-Over Payment as aforesaid, or fail to pay for Materials, to the Licensor, arising from or in connection with this Agreement, when validly due, or fail to deliver any report due under Section 3.04 hereof, this Agreement shall, pursuant to Article VI hereof (and subject, without limitation, to the applicable notice and cure periods therein) terminate.
      3.07  PLACE AND METHOD OF PAYMENT.
      All payments required under this Agreement shall be made in Oxford, Alabama or such other location within the United States as shall be identified by the Licensor. Payments are to be paid in U.S. Dollars or Gold.

ARTICLE IV - GENERAL COVENANTS

      4.01  Information Sharing.
      With a view to avoiding unnecessary duplication of research and development work in relation to the System and/or the Products as far as possible, both the Licensor and the Contractor shall have the right to discuss with each other fully and openly at half-year intervals relevant research and development projects which they have in hand or which are planned.
      4.02  Financial Covenants.
      To assure the financial ability of the Contractor to meet obligations hereunder, the Contractor shall provide a semi-annual balance sheet to the Licensor with an officer's certificate, notarized, certifying that such balance sheet has been prepared in accordance with generally accepted accounting principles applied consistently with the prior six months and presents fairly the financial position of such party for the six months then ended. The Contractor's obligation under this Section 4.02 shall be deemed met in the event guaranteed by an Affiliate of the Contractor which itself also complies with this Section 4.02.
      4.03 Performance Objectives. Performance objectives are the minimum quantities of Product that the Contractor is required to order from Licensor within the time period specified. The parties recognize and agree that the covenant of the Contractor that it will achieve these Performance Objectives is a material term of this agreement and its representation that it has and will dedicate the necessary financial and manpower resources, to this specific obligation, as well as its other duties hereunder, have been and will continue to be relied upon by Licensor in entering into this agreement and performing thereunder.
      (a) For the first contract year, Contractor shall not be assigned any performance objective.
      (b) For the contract year beginning February 1, 1997, Contractor shall order (only valid order is that accepted and paid for) not less than twenty thousand feet (20,000) of Product.
      (c) Contract Years subsequent to 1997, Performance Objectives shall be established by the Licensor and Contractor taking into consideration the following factors:
            (i) reconstruction budget line items of major municipalities in the territory;
            (ii) major projects planned in the Territory for the performance period;
            (iii) the Contractor's actual performance in prior years;
            (iv) distorting impact of major programs, Acts of God and events beyond the Contractor's control in prior year's performance;
            (v)   territory population;
            (vi) population of realistic potential markets in the territory;
            (vii) Contractor forecasts;
            (viii)Contractor backlogs;
            (ix) sales activities of competitive methods and volume of work lost or delayed due to competitor's activities;
            (x)   political and economic conditions in the territory;
            (xi) new markets and applications and diameters for which products will be available and compatible;
            (xii) environmental concerns
            (xiii)product availability and price; and
            (xiv) maintenance of product exclusivity.
      (d) Contractor shall develop and provide Licensor such information as is described above and such other data and information which the Contractor believes to be pertinent and relevant to establishment of Performance objectives.
      (e) Within 90 days prior to the end of a Contract Year, and following good faith negotiations with the Contractor on the basis of the foregoing criteria, Performance Objectives applicable to, shall be announced by Licensor and Contractor as agreed upon, for next Contract Year.
      (f) Commencing February 1st, 1997, and on a quarterly basis thereafter the Contractor and the Licensor shall consult to determine the Contractor's progress during the preceding calendar quarter in achieving the Performance objectives then applicable. Licensor shall consider the criteria set out in the foregoing section and the following criteria when conducting its evaluation of Contractor's performance to determine if the Contractor has failed to achieve its Performance Objectives:
            (i) major governmental agency or industrial buyer decisions relating to the Subject Matter, as well as delays in releasing contracts for bids;
            (ii) Contractor's overall satisfactory business performance in all diameters;
            (iii) competitor's adverse activities in the Territory;
            (iv) Contractor's long-term investment in business under the License, both capital and human resources;
            (v)   sales activity and effort to promote the product.
      (g) The Licensor hereby agrees that, subject to the notices and for the period hereinafter specified, the Contractor shall not be deemed to have failed to achieve any Performance Objective for a particular year if prevented by a material failure of performance by the Licensor that is not caused by the fault of the Contractor (including those excuses for nonperformance as are herein afforded to Contractor); by federal, state or municipal action or regulations; by strikes or other labor trouble or stoppage; by fire, damage to, or destruction in whole or in part of merchandise or plant; by lack of, or inability to obtain, raw materials, labor, fuel or supplies; by war, riot or revolution; by Acts of God; by perils of the sea; by shortage of cars; or by any other unavoidable cause beyond the control of Contractor, in each case, under this sentence, except if caused by the negligence or design of the Contractor. In the occurrence of any such event, and after receiving written notice from the Contractor thereof, Licensor shall, for as long as such event shall continue to prevent such achievement, reduce any Performance Objective so affected by a proportion that reasonably accounts for such event. The Contractor shall promptly deliver written notice to the Licensor that such event shall have ceased.
      (h) The parties understand and agree that the provisions of this
Section 4.03 shall in no manner operate to limit any obligation of the Contractor contained elsewhere in this Agreement.
      (i) It is specifically understood and agreed that nothing herein provided shall be construed as requiring the Operator to operate in accordance with any designated marketing plan or system, which, except for the maintenance of high standards of quality with respect to the Subject Matter and its usage, the exercise of diligence and the performance in accordance with the terms and conditions hereof, are left to the determination of the Operator.
      4.04  Disclosure and Training.
      Promptly upon execution of this Agreement, and continuing throughout the Term, the Licensor thereupon shall fully disclose to the Contractor all Know-how, and any Patent Rights and Copyrights, intended to be utilized in the practice of the methods of the Subject Matter for the Permitted Uses. Promptly after the commencement of the Term, the Contractor, at its expense, but with no fee or payment to the Licensor, shall require its principal sales personnel to attend an installation demonstration and training session conducted by the Licensor. Further, promptly after the commencement of the Term (and in all events prior to any application by the Contractor of the Subject Matter), the Contractor, at its expense, shall require an adequate number of supervisory personnel who will be involved in installations utilizing the Subject Matter to be trained by the Licensor specifically in the utilization of the Subject Matter; and no such installations shall be initiated by the Contractor unless and until such supervisory personnel are certified by the Licensor as qualified to utilize the Subject Matter for the Permitted Uses. The Licensor shall thereafter provide an adequate continuing technical and engineering support capability to support the efforts of the Contractor, the content, extent, and frequency of which shall be solely at the discretion of the Licensor; except that the Licensor will conduct an annual training seminar with respect to application of the Subject Matter in the Permitted Uses, and the Contractor agrees to have, at its expense, at least one supervisory representative in attendance. The Contractor shall not be obligated to pay any fees or other charges to the Licensor in exchange for the foregoing training. At the request of the Contractor and subject to availability, the Licensor will provide a technician experienced in the operation of the Subject Matter to assist and render advice to the Contractor subject to payment by the Contractor of all reasonable direct traveling and hotel expenses and a reasonable per diem rate which shall be agreed upon between the parties at a location agreed upon by both parties.
      4.05  Insurance
      The Contractor agrees to procure at its expense, a policy or policies of insurance from an insurance company or companies reasonably satisfactory to the Licensor and Contractor's customers, providing coverage for the operations of the Contractor, including product and completed operations, with amounts not less than $1,000,000 single limit liability for injury to persons and damage to property. The Contractor also agrees to have the Licensor named as an additional named insured under the above described policy or policies and to cause the Licensor to be furnished with a Certificate of Insurance which shall contain a requirement that the Licensor be notified 30 days prior to any cancellation or any reduction in coverage limits. The insurance required above shall commence prior to the time the Contractor commences operations under this Agreement and shall continue in force throughout the Term.
      4.06  Taxes; Compliance with Laws.
      The Contractor shall promptly pay when due all taxes and assessments against the premises or the equipment used in connection with the Contractor's business, and all liens or encumbrances of every kind or character created or placed upon or against any of said property, and all accounts and other indebtedness of every kind incurred by the Contractor in the conduct of said business, the failure to pay which would have a materially adverse effect on the ability of the Contractor to perform its obligations hereunder. The Contractor shall have the right to contest the validity or amount of any assessment, tax, lien or encumbrance, provided that the Contractor shall: (1) give the Licensor notice of its intention to contest; (2) diligently prosecute such contest; and (3) at all times effectively stay or prevent any official or judicial sale of such property or any thereof by reason of the non-payment of any lien, encumbrance, tax, or assessment. The Contractor shall comply with all applicable federal, state, county and municipal laws and regulations, now in effect or hereinafter enacted, including, without limitation, all environmental laws and all occupational safety and health laws, the failure to comply with which would have a materially adverse effect on the ability of the Contractor to perform its obligations hereunder, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of its business.
      4.07  Standards and Inspection.
      The Contractor shall maintain a high standard of quality in all installations made and in all other activities under the Service Mark or Trademark. To ensure the maintenance of such standards, the Licensor may periodically inspect the Contractor's practice of the methods of the Subject Matter at the Licensor's own expense and without unreasonable inconvenience to the Contractor. The Contractor shall cooperate fully with the Licensor in any such inspections in its practices of the methods of the Subject Matter made by the Licensor. At all times the Contractor shall exert diligent effort to practice the methods and techniques included in the Subject Matter in accordance with the best available technical information and advice received from the Licensor. The Contractor hereby agrees that failure by the Licensor to exercise any right of inspection or any other right under this
Section 4.08 shall not operate subsequently to preclude exercise by the Licensor of this right, and that failure of the Contractor to permit such inspections or to maintain such standards shall constitute a material breach of this Agreement and shall form the basis of termination hereof, but solely in accordance with the notice and cure provisions of Article VI hereof.

ARTICLE V - IMPROVEMENTS; SECRECY

      5.01  Commercialization of Improvements.
      The Contractor recognizes and agrees that from time to time hereafter the Licensor may, in its discretion, change or modify the Subject Matter and/or adopt and use new or modified trade names, trademarks, service marks or copyrighted materials with respect thereto, and that the Contractor, at the election of the Licensor, will accept, use and display for the purpose of this Agreement any such changes and such new or modified trade names, trademarks, servicemarks or copyrighted materials, as if they were part of this Agreement at the time of execution hereof. The Contractor shall furnish such cooperation as such changes or modifications may reasonably require, and do so within a reasonable time.
      5.02  Title to Improvements.
      (a) The Contractor hereby assigns, and shall cause its officers, directors, agents, employees and representatives to assign, to the Licensor the entire right, title and interest in and to any and all inventions, trade secrets, improvements, plans and specifications (i) which the Contractor, or its officers, directors, agents, employees or representatives, alone or in conjunction with others, may make, conceive or develop during the Term; and
(ii) which constitute or derive from the Subject Matter. The Contractor further agrees that it will promptly disclose, and cause its officers, directors, agents, employees and representatives promptly to disclose, fully to the Licensor the aforesaid inventions, trade secrets, improvements, plans and specifications and will at any time render, and cause its officers, directors, agents, employees and representatives to render, to the Licensor such cooperation and assistance (excluding financial assistance) as the latter may reasonably deem to be advisable in order to obtain copyrights or patents, as the case may be, on or otherwise perfect or defend the Licensor's rights in each such invention, trade secret, improvement, plan or specification, including, but not limited to, the execution of any and all applications for copyrights or patents, assignments of copyrights or patents and other instruments in writing which the Licensor, its officers or attorneys may deem necessary or desirable, and the aforesaid obligation shall be binding on the assigns, executors, administrators and other legal representatives of the Contractor.
      (b) Without prejudice to any right or remedy available to the Contractor against third parties, which shall be exercised in consultation with and subject to the Licensor's approval, which approval shall not unreasonably be withheld, the Contractor hereby constitutes and appoints the Licensor the attorney for the Contractor, with full power of substitution, for it and in its name and stead or otherwise, but at the sole expense and on behalf of and for the benefit of the Licensor, to institute and prosecute from time to time, any proceedings at law, in equity or otherwise, that the Licensor may deem proper in order to assert or enforce any claim, right or title of any kind in and to the inventions, trade secrets and improvements described under paragraph (a) immediately preceding, to defend and compromise any and all actions, suits or proceedings in respect of any said inventions, trade secrets and improvements, and generally to do any and all such acts and things in relation thereto as the Licensor shall deem advisable, including, but not limited to, the execution of any and all applications, assignments and instruments contemplated under such paragraph. The Contractor declares that the appointment hereby made and the powers hereby granted are coupled with an interest and shall be irrevocable by the undersigned.
      (c) The Licensor hereby agrees that, during the Term, it shall be obliged to disseminate at no charge to all of its licensees, for their mutual benefit to be used subject to the terms of their respective license agreements, such of its inventions, trade secrets, plans, specification, improvements or modifications which are necessary to utilize the System.
      5.03 Secrecy.
      Each Receiving Party shall, and shall instruct all of its officers, directors, employees, agents or representatives to, hold in absolute secrecy and treat confidentially all Confidential Material of a Disclosing Party, and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any such Confidential Material, except as shall be specifically necessary for the Receiving Party to disclose such Confidential Material to its employees in order to exercise its rights under this Agreement. Neither the Receiving Party nor any of its employees, agents or representatives may in any manner use for its benefit or for the benefit of others any such Confidential Material except as shall be specifically necessary for the Receiving Party to exercise its rights authorized under this Agreement.
      5.04 Remedies.
      (a) Without in any manner limiting the obligation of either party to cause its officers, directors, agents, employees and representatives to comply with the provisions of Section 5.02 and 5.03 hereof, as applicable, each party shall cause each of its officers, directors and key employees to execute an agreement in a form prescribed by Licensor and, except as set forth in the next succeeding sentence, all other employees which have access to Confidential Material or information constituting or derived from the Subject Matter to execute an agreement in any form prescribed by Licensor.

      (b) In view of the irreparable harm and damage which would be incurred by a party in the event of any violation by the other party or any of its officers, directors, employees, agents or representatives of any of the provisions of Sections 5.02 or 5.03 hereof, as applicable, each party hereby consents and agrees that, if it or any of its officers, directors, employees, agents or representatives violate any such provision, the other party shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the said party and its employees, agents and representatives from committing or continuing any such violation.
      (c) The provisions of Sections 5.02 and 5.03 and 5.04 shall, in accordance with their respective terms, survive the Term and this Agreement, notwithstanding any termination or expiration thereof. Without limiting the generality of any other provision hereof, each party shall enforce the provisions of such sections insofar as they relate to its employees, agents and representatives; provided, however, that neither party shall be liable for the acts of its employees, agents and representatives which are not within the scope of their employment.

ARTICLE VI - TERMINATION

      6.01 Termination by Contractor.
      The Contractor may terminate this Agreement at any time by service of written notice to such effect on the Licensor 30 days in advance of the effective date thereof and by complying with the applicable terms and conditions of this Article VI. During such period after notice but prior to actual termination, the Contractor shall not bid or accept any additional jobs (except those outstanding bids with bid bonds that have not been awarded) which will require the utilization of the Subject Matter from the Licensor under the Patent Rights or the Know-How without the written consent of the Licensor, which consent shall not unreasonably be withheld.
      6.02 Termination by Licensor.
      (a) This Agreement and the rights of the Contractor hereunder may be terminated by the Licensor in the event the Contractor:
            (i) becomes insolvent or a petition in bankruptcy is filed by or against the Contractor and not removed within 20 days thereafter, or a receiver is appointed for the Contractor; or
            (ii) utilizes the Subject Matter in any application outside of the Permitted Uses; or
            (iii) fails to achieve the Performance Objectives described in
      Section 4.03 hereof in a particular Contract Year, without any excuse provided by this agreement;
            (iv) fails to pay when validly due any sum owed to the Licensor or any of its Affiliates arising from or in connection with this Agreement and such failure shall continue for a period of 30 days after written notice the Licensor to the Contractor; or
            (v) fails to perform any other material term or condition of this Agreement and fails to correct the same within 30 days after written notice from the Licensor to the Contractor, or if not reasonably capable of correction within such period, fails to commence such correction within such period and thereafter fails to diligently proceed to make such correction; or
            (vi) fails to submit and deliver to the Licensor any written report required under paragraph (a) of Section 3.05 hereof when due and such failure shall continue for a period of 30 days after written notice from the Licensor to the Contractor.
      (b) In the event the Contractor fails to pay the License Fee or any cross-over payment in accordance with Article III hereof, or fails to provide any written report required under paragraph (b) of Section 3.05 hereof in accordance with such provision and, in the case of the first such breach in any calendar year, such failure shall continue for a period of 30 days after written notice from the Licensor to the Contractor, then in any such event, this Agreement shall automatically terminate.
      (c) No termination under this Section 6.02 shall limit or affect any other right or remedy of the Licensor, including the right to damages resulting from the Contractor's breach.
      6.03 Consequences of Expiration or Termination.
      (a) Upon expiration or termination of this Agreement, the Contractor shall promptly pay the Licensor all amounts then due under this Agreement, terminate all use by it of any service mark, tradenames, trademark, certification mark or corporate name that includes any of the forgoing words; avoid all subsequent use of all service marks, tradenames, trademarks, certification marks or corporate names likely to be confused with ULTRALINER as well as all stationery, invoices, signs or other visual devices displaying or otherwise associated with ULTRALINER; terminate all use of the Subject Matter and the Licensor's Confidential Material, as well as the use and sale of any products under any Patent Rights or Copyrights or the Know-how; and assign to the Licensor free of charge, any and all rights and claims to any and all rights arising from the use of ULTRALINER, or any combination involving ULTRALINER, the above mentioned Corporate rights in the Territory; and return to the Licensor all Confidential Material in its possession, and any copies which it has made of the same. Following termination, the Contractor shall continue to be obligated to provide all after sales services for which it has theretofore contracted, including the honoring of all contract warranties. Should the Contractor fail to fulfill such obligations, and should the Licensor, in its reasonable discretion after notice to the Contractor, whether for reason of preserving product goodwill or otherwise, choose to perform any such obligations (this paragraph in no way to be construed as an assumption by the Licensor of any obligations for which it is not specifically contractually responsible), then the Contractor shall promptly reimburse the Licensor the reasonable charges issued by the Licensor to the Contractor of performing such obligations of the Contractor. If the Contractor is a corporation having the word ULTRALINER as a part of its corporate name, the Contractor shall, within 60 days of termination, amend its corporate name to remove the word ULTRALINER therefrom.
      (b) Each party hereto shall promptly pay to the other party all damages, costs and expenses, including reasonable attorney's fees, incurred by such other party by reason of default on the part of such party hereto, whether or not such default occurred prior to or subsequent to the termination or expiration of this Agreement, and said sum shall include all costs and expenses, including reasonable attorney's fees, incurred by such other non-defaulting party in obtaining injunctive or other relief to enforce the provisions of this Agreement. Notwithstanding the foregoing, in any dispute under this agreement, the ultimate prevailing party shall be entitled to recover from the other party its reasonable attorney's fees. No right or remedy herein conferred upon or reserved to either party is exclusive of any other right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every right or remedy given hereunder. In addition to whatever remedy or remedies a party may have by way of damages for violation of the provisions of this Agreement and/or expiration or termination of the same, such party shall also have the right to injunctive relief to enforce the provisions of this Agreement.
      (c) In the event of the termination of this Agreement by the Licensor or Contractor as a consequence of any event described under sub-paragraphs
(i), (iii), or (iv) or Paragraph (a) of Section 6.02 or 6.01 hereof, the Licensor shall thereafter assist the Contractor in disposing of any Materials or Apparatus then in the possession of the Contractor, including but not limited to the sale of excess inventory to other qualified Licensees, subject in such case to the constraints of the Licensor's business and its other obligations.

      (d) Licensor shall supply to the Contractor, at the current rates and prices, any and all materials or apparatus Contractor may need to complete any outstanding projects or projects that may have been bid prior to the termination, but not awarded, and a bid bond was provided by the Contractor, provided the Contractor is not in default of any provision of Section 6.02.

ARTICLE VII - WARRANTIES; INDEMNIFICATION

      7.01 Limited Subject Matter Warranty
      (a) The Licensor represents and warrants that the Product can successfully rehabilitate many types of sewer (sewerage and storm) and water pipelines within the Permitted Uses when installation is properly performed. Every reasonable precaution will be taken by the Licensor in compiling all data, and offering instructions in the methods of use of the Product purchased from the Licensor for operation hereunder, to assure compliance with the Licensor's exacting standards and that the use of the Subject Matter for the Permitted Uses in accordance with the terms and conditions of the Agreement maintains a high standard of quality. To the best of the Licensor's knowledge, all information given will be correct in all material respects. However, it is impossible to anticipate every possible variation in the manner of use or the conditions under which the Contractor will apply the Product and Licensor makes no warranty or representation of results which the Contractor will attain, and, except as stated above, shall under no circumstances be held responsible for any such results that occur as a consequence of a departure from the instructions provided by the Licensor or from negligence or malfeasance on the part of the Contractor.
      (b) Licensor does warrant that the Product will comply with Licensor's standard specifications and will perform in the Permitted Uses as described herein and for a period of one year, or as may be required by customers for a particular project, from the date of sale will not fail in the performance in such uses on account of manufacturing defects. In the event of any such failure, the liability of the Licensor shall be limited to the replacement of the product that has failed.

      THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESSED OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS FOR ANY PURPOSE OTHER THAN AS IS CONTEMPLATED BY THIS AGREEMENT.
      LICENSOR SHALL NOT BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUES, LOSS OF USE OF GOODS OR EQUIPMENT, DAMAGE TO PROPERTY, COST OF CAPITAL, COST OF SUBSTITUTION OF GOODS OR COVER, LIQUIDATED DAMAGES, CLAIMS BY PURCHASERS FROM CONTRACTOR. LICENSOR'S LIABILITY TO CONTRACTOR IS LIMITED TO REPLACEMENT OF GOODS NOT COMPLYING WITH THE AGREEMENT, OR, AT LICENSOR'S ELECTION, TO THE REFUNDING OR CREDITING OF THE PRICE PAID FOR THE GOODS, WHETHER THE CLAIM ASSERTED IS IN CONTRACT OR TORT.
      The Licensor makes no representation nor warranty that ULTRALINER PVC ALLOY (Trademark) or ULTRALINER PVC ALLOY PIPELINER (Trademark) or ULTRALINER PVC ALLOY PIPELINER SYSTEM (Trademark) is available for use as a service mark, tradename, trademark, and/or certificate mark in the United States.
      Further, except as expressly set forth in this Article VII, the Licensor shall not be held responsible for use by the Contractor of any Product, Materials, Apparatus, Know-how, Patents Rights or Confidential Material in such manner as to infringe any patent, trademark or copyright owned by another. The Licensor warrants that it has rights to the patents pertaining to the Materials subject to no lien, encumbrance or charge whatsoever.

      7.02 Forbearance by Contractor.
      The Contractor expressly covenants that during the Term and after the expiration or termination thereof, the Contractor shall not, directly or in-directly, contest or aid in contesting the validity, or the ownership or licensing by the Licensor, of the Subject Matter, the Know-how, any Patent Rights and any Copyrights, as well as any trademarks, service marks, trade names, and copyrights described under Section 2.02, or the limitation of the Contractor's right with respect to the Subject Matter by the terms and provisions of this Agreement. The Contractor agrees promptly to notify the Licensor of any claim, demand, suit or litigation based upon or arising from, or of any attempt by any other person, firm or corporation, to use the Subject Matter, the Know-how, the Patent Rights, any Copyrights or any such other service and/or trademarks, tarde names, copyrights licenses hereunder without the consent of the Licensor, or any other Confidential Material or trademark, servicemark, symbol, trade name, copyright or variation thereof, in which the Licensor has a proprietary interest. The Contractor agrees also promptly to notify the Licensor of any material litigation instituted by the Contractor, or by any person, firm, corporation or governmental agency against the Contractor. In the event the Licensor, pursuant to the terms of this Agreement hereinafter set forth, undertakes the defense or prosecution of any litigation except in the case of the Contractor, the Contractor agrees to execute any and all documents and do such acts and things which may, in the opinion of counsel for the Licensor, be necessary or of assistance to carry out such defense or prosecution, either in the name of the Licensor or in the name of the Contractor, as the Licensor shall elect and to cooperate with the Licensor in its efforts to protect the Copyrights, as well as any trademarks, service marks, trade names, and copyrights described under
Section 2.02.
      7.03 Defense of Patent Rights and Trademarks.
      Notwithstanding any other provision herein, the Licensor does hereby agree, at its expense, to defend Patent Rights, if any, and the servicemarks and trademarks herein described by such means as it in its sole discretion may determine appropriate, including but not limited to, patent or trademark infringement suits, as the case may be.
      The Licensor reserves, however, the exclusive right to determine whether a patent infringement has occurred, and whether a trademark infringement has occurred, and whether litigation or other action is appropriate or feasible. Subject to approval by the Licensor and control by the Licensor of any and all proceedings initiated as a result thereof, the Contractor, with its own counsel reasonably acceptable to the Licensor, may, at its option and expense, take steps to defend the Patent Rights, any service mark or trademark and the Contractor's rights thereunder.
      7.04 Indemnification by Contractor.
      The Contractor agrees to indemnify, defend and hold the Licensor harmless from any and all claims, including, without limitation, for bodily injury (including death), personal injury and damage to property of the Contractor, the Licensor and/or others, which arise from the alleged negligence or malfeasance of the Contractor or from the existence or use of Materials and/or Apparatus acquired from sources other than the Licensor or which are produced by the Contractor.

ARTICLE VIII - LIMITED ARBITRATION PROCEDURES

      8.00 Limited Arbitration Procedures.
      Any controversy or claim arising out of or relating to the subject matter of this contract, or the breach thereof, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, and the results thereof shall be binding on the parties.

ARTICLE IX - INDEPENDENT CONTRACTORS

      9.00 Independent Contractors.
      This Agreement does not constitute either party as an agent, legal representative, joint venturer, partner, employee, or servant of the other party for any purpose whatsoever; and it is understood between the parties hereto that each party is an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of the other party, or to create any obligation, express or implied, on behalf of the other party. The Contractor shall prominently display in its place of business a certificate from the Licensor stating that said business is operated by the Contractor as a licensee of the Licensor, and not as an agent thereof.

ARTICLE X - TRANSFER OR ASSIGNMENT OF LICENSE.

      10.00 Transfer or Assignment of License.
      Subject to the requirements of the immediately succeeding sentence, the Contractor, if not in default under this Agreement, shall have the right to sell and assign its rights hereunder.
      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, with the specific understanding and requirement that the Contractor, without the Licensor's prior written consent, which consent shall not unreasonably be withheld, shall not, by operation of law or otherwise, sell, assign, transfer, convey, subcontract, give away, or encumber to any person, firm or corporation, its interest in this Agreement, or its interest in the license granted hereby, nor offer, permit, or suffer the same. Any such assignment permitted by the Licensor to any Affiliate of the Contractor shall be made on the express condition that the assignor guarantees the performance of its assignee strictly in accordance with the terms and provisions hereof. In the event that the Contractor is a corporation or partnership, should beneficial ownership of an amount of the outstanding capital stock or other interest, as the case may be, or other indicia of ownership in the Contractor be conveyed so as to effect a Change in Control of the Contractor, whether by sale, conveyance, operation of law or otherwise, without have first obtained the written consent of the Licensor to transfer the license, which consent shall not unreasonably be withheld, the Licensor shall at its option have the right to immediately terminate this Agreement or enter into a new Agreement with the Change in Control. Any purported assignment, transfer, conveyance or subcontract of this Agreement not having the aforesaid consent shall be null and void and shall constitute a material default hereunder. If any event has occurred or fact or circumstance exists which, but for the giving of notice passage of time or otherwise, would constitute a default hereunder, the Contractor shall so advise any proposed transferee hereunder.
      Upon approval of any assignment, transfer, or conveyance of the Agreement by the Licensor, the assignment, transfer, or conveyance shall be completed without additional License fees or other costs being assessed to the Contractor.

ARTICLE XI - MISCELLANEOUS

      11.01 Notices.
      Any notice required or permitted to be given or served upon either party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such party by United States registered mail, postage prepaid addressed to such party as set forth below is signature at the foot hereof and/or to such other address as it shall designate by written notice to the other party.

      11.02 Successors and Assigns.
      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the terms set out in Article X.
      11.03 Exclusivity of License.
      If, despite the Licensor's efforts to maintain the exclusivity of the license granted hereunder, such exclusivity should be terminated for any reason whatsoever, and the Agreement is continued, but amended, the Contractor is nevertheless obligated to comply in full with each and every term and condition of this Agreement, including but not limited to, the maintenance of high standards of quality and service.
      11.04 Exclusions.
      It is the intention of the Licensor and the Contractor that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, but that the unenforceability of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of this Agreement. In the event that any one or more of the provisions of this Agreement is, or are, held to be invalid, it is agreed between the parties that, if legally practical said provision or provisions shall be considered never to have been contained herein and this Agreement shall otherwise continue in force and effect. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and the Licensor shall comply with applicable law in connection with each of these matters. References in this Agreement to the materiality of any terms hereof are not intended to be exhaustive of all such material terms, and shall not preclude any other provision from construction as or constituting a material provision hereof.
      11.05 Entire Agreement.
      This Agreement constitutes the entire agreement between the parties hereto with respect to the Subject Matter hereof and supersedes all prior oral and written understandings and agreements between the parties hereto concerning the Subject Matter. The article headings of this Agreement are for convenience only and have no other significance. The Provisions of this Agreement shall not be waived, modified or amended, except by a subsequent writing signed by both parties.
      11.06 Gender.
      Words of the neuter gender utilized in this Agreement shall be deemed to be of the masculine or feminine gender where the context requires. Words of the singular number utilized in this Agreement shall be deemed to be plural where the context requires and vice versa.
      11.07 Applicable Law.
      This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.
      11.08 Counterparts.
      This Agreement may be executed in counterparts, each of which shall be deemed as original and both of which or a photocopy thereof shall constitute one and the same agreement.
      11.09 Standard of Dealing.
      The parties shall perform such further acts and deeds as shall be necessary to effectuate the purposes of this Agreement and shall, in their respective performance hereunder, at all times deal in the utmost good faith with each other.

      11.10 Most Favored Licensee.
      In the event the Licensor subsequently enters into any license agreement for the Subject Matter in the Permitted Uses within the United States or its territories, and such license contains terms materially more favorable to the licensee thereunder than are contained herein with respect to the Contractor, then, at the option of the Contractor, this agreement shall be amended to incorporate such more favorable terms.

IN WITNESS HEREOF, THE PARTIES HERETO HAVE CAUSED THIS CONTRACTOR LICENSE AGREEMENT TO BE SIGNED AND DELIVERED BY THEIR AUTHORIZED REPRESENTATIVES ON THE DATE SET OUT IN THE OPENING PARAGRAPH.

ATTEST:                                 ETS WATER AND WASTE
                                        MANAGEMENT, INC., dba
                                        STAMIE E. LYTTLE COMPANY


By:   s/Navin D. Smith                  By: s/Coleman S. Lyttle
      ----------------------                ------------------------
      Navin D. Smith                          Coleman S. Lyttle

Its:  Exec. V. P.                       Its: President
      ----------------------                 -----------------------



ATTEST:                                 ULTRALINER, INC.



By:                               By:
      --------------------              ---------------------------
      Richard H. Cater                        Luther D. Whittle

Its:                              Its:
      --------------------              ---------------------------
      Secretary                               President


STATE OF VIRGINIA

CITY OF RICHMOND

I, the undersigned Notary Public, do hereby certify that on this 5th day of February, 1996, personally appeared before me Coleman S. Lyttle who, being by me first duly sworn, declared that he is the President, that he signed the foregoing CONTRACTOR LICENSE AGREEMENT as President of ETS Water and Waste Management, Inc., dba Stamie E. Lyttle Co., and with full authority, executed same voluntarily for and as the act of said Corporation.


                                  s/Verna L. Wells
                                  --------------------------
                                  Notary Public

(SEAL)                            My Commission Expires: May 31, 1997

STATE OF ALABAMA
CALHOUN COUNTY

      I, the undersigned Notary Public, do hereby certify that on this   day
of              , 199    , personally appeared before me, Luther D. Whittle
and Richard H. Cater, who, being by me first duly sworn, declared that they are the President and Secretary of ULTRALINER, Inc., that they signed the foregoing CONTRACTOR LICENSE AGREEMENT as President and Secretary of the corporation, and with full authority, executed same voluntarily for and as the act of said Corporation.



                                  --------------------------------
                                  Notary Public
(SEAL)                            My Commission Expires:
                                                         ---------

                                ADDENDUM TO
                        CONTRACTOR LICENSE AGREEMENT


THIS ADDENDUM TO CONTRACTOR LICENSE AGREEMENT is made and entered into as of the date set out at the foot hereof, by and between ULTRALINER, INC. (Licensor), and ETS WATER and WASTE MANAGEMENT, INC., dba STAMIE E. LYTTLE COMPANY (Contractor).

                                 RECITALS

1. The parties hereto have entered into a CONTRACTOR LICENSE AGREEMENT of even date herewith, which is hereinafter described by the term "Agreement".

2. The parties have agreed to modify certain of the terms and conditions of the Agreement and desire to memorialize those changes in writing.

3. For the consideration described in the Agreement and in the following provisions, the parties hereto do enter into this ADDENDUM TO CONTRACTOR LICENSE AGREEMENT.

              AMENDMENTS AND ADDITIONAL TERMS AND CONDITIONS

1. Section 1.20 is amended to add as additional Permitted Uses, the repair, rehabilitation, or reconstruction of liquid carrying conduits and/or other use to which the Licensor and Contractor might agree.

2. Section 1.28 is amended to change the term of the Agreement from three years to five years.

3. Section 2.04(b) is amended to read as follows, italics indicating the added or amended language:

      (b) The Contractor is granted the right to extend the termination date for five years provided that the Contractor is not in default on any of its obligations to Licensor under the terms hereof or otherwise created and the financial condition of the Contractor, as interpreted in good faith by the Licensor under the Contract and as is indicated by Contractor's then current bonding capacity, is adequate to allow Contractor to perform its obligations hereunder during the extended term.

4. Section 4.05 is amended to read as follows, italics indicating amended or added language:

      4.05. Insurance. The Contractor agrees to procure at its expense, a policy or policies of insurance from an insurance company or companies reasonably satisfactory to the Licensor, providing coverage for the operations of the Contractor, including product and completed operations, with amounts not less than $1,000,000 single limit liability for injury to persons and damage to property. The Contractor also agrees to have the Licensor named as an additional named insured under the above described policy or policies and to cause the Licensor to be furnished with a Certificate of Insurance which shall contain a requirement that the Licensor be notified 30 days prior to any cancellation or any reduction in coverage or limits. The insurance required above shall commence prior to the time the Contractor commences operations under this Agreement and shall continue in force throughout the Term. This requirement may be satisfied in part by any insurance procured by Contractor in compliance with its contract with the owner of any project that utilizes Product.

5. Section 6.01 is amended to reduce the time for prior notice of termination by the Contractor from 180 days to 30 days.

6. The terms of this ADDENDUM TO CONTRACTOR LICENSE AGREEMENT are to be effective as of the effective date of the CONTRACTOR LICENSE AGREEMENT.

7. All terms and conditions of the CONTRACTOR LICENSE AGREEMENT that are not specifically amended herein, remain in full force and effect.

IN WITNESS HEREOF, ULTRALINER, INC. and ETS WATER AND WASTE MANAGEMENT, INC., dba STAMIE E. LYTTLE COMPANY have caused this ADDENDUM TO CONTRACTOR LICENSE AGREEMENT to be executed and deliver by their authorized representatives on the 31st day of January, 1996.

WITNESS:               ULTRALINER, INC.


                             BY
----------------------          -------------------------------
                    LUTHER D. WHITTLE, ITS PRESIDENT

WITNESS:               ETS WATER AND WASTE MANAGEMENT, INC.
                       dba STAMIE E. LYTTLE COMPANY


s/Donna J. Eatsey            BY s/Coleman S. Lyttle
----------------------          --------------------------------
                                  Coleman S. Lyttle
                  ITS President
                      -------------------------